Exhibit 10.2


                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of this 1st day of July, 2000 by and between Thomas H. Moore whose address is 1790 East Otero Avenue, Littleton, Colorado 80122 (the "Licensor") and Vequity Corporation, a Colorado corporation having a place of business at 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122 (the "Licensee").

     WHEREAS, Licensor has Developed a "Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base" and has applied for a Patent on said "Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base" (hereinafter referred to as set forth in the patent application as the "Method and System"); and

     WHEREAS, Licensor desires to grant Licensee a non-exclusive license to use the Method and System; and

     WHEREAS, Licensee desires a license from Licensor allowing Licensee to use the Method and System; and

     WHEREAS, Licensor and Licensee wish to set out in writing the terms and conditions of their agreements and understandings in respect of such license.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Grant. Licensor hereby grants Licensee a sole, worldwide, non-exclusive license for a term of ten (10) years from the date hereof to use the Method and System and to employ the Method and System in its business and capitalizing efforts (the "License"). This License includes the right to the use of the term Investortiser(R).

          (a) Limitations. The parties agree that the License is for the use of Licensee only and is not for distribution or use of any other person or entity and that the License granted hereby to Licensee may not be transferred by Licensee to any other person or entity and Licensee shall not have authority to sub-license or assign its rights to any other person or entity.

          (b) Access. Licensee will have full access to the Method and System for its own use in capitalizing its business and maintaining its customer and/or revenue base.

     2. Licensor Royalty. In consideration of the licenses granted hereunder, Licensee agrees to pay Licensor a royalty (the "Licensor Royalty") equal to one Dollar ($1.00) per year.

     3. Version Licensed. Licensee may use the Method and System in the form in which it is presented in the Patent Application and may not be modified by Licensee without the written approval of Licensor.

     4. Licensor's Representations. Licensor covenants, represents and warrants to Licensee as follows:

          (a) Licensor is an individual.

          (b) Licensor has full power, authority, and legal right to enter into this Agreement and this Agreement has been duly executed and delivered by Licensor to Licensee and is a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

          (c) Licensor is the sole owner of the Method and System and has all legal and beneficial title to the Method and System free and clear of all encumbrances.

          (d) Licensor will use its best efforts to maintain all existing patents and patent applications that Licensor owns in respect of the Method and System, at no charge to Licensee.

     5. Licensee's Representations. Licensee covenants, represents and warrants to Licensor as follows:

          (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Colorado and is authorized to do business in all jurisdictions where such authorization is necessary.

          (b) Licensee has full corporate power, authority, and legal right to enter into this Agreement and this Agreement has been duly executed and delivered by Licensee to Licensor and is a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

          (c) Licensee shall make reasonable efforts to employ the Method and System made available by Licensor and will make available to Licensor all information reasonably requested by Licensor to allow Licensor to evaluate the use and results obtained by Licensee from its employment of the Method and System.

     6. Patent Protection. Licensor retains ownership over the Method and System licensed hereunder and the ability to file additional patent applications and copyright applications in its developments, which shall form part of the License.

     7. Confidentiality. Licensee hereby acknowledges that trade secrets and confidential information of Licensor obtained hereby or otherwise disclosed relating to the Method and System have been disclosed or made available in the strictest confidence and, accordingly, each party hereby covenants and agrees with the other that they will not disclose or use such information except in order to fulfill the terms of this Agreement. Licensee further acknowledges that breach of this Agreement by it or its Representatives would cause irreparable harm and that damages would not be an adequate remedy and that the Licensor may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the Licensee or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the disclosing party. This Paragraph 7 shall survive for three (3) years following any termination of this Agreement.

     8. Term and Termination. This Agreement shall continue until terminated in accordance with this Paragraph 8. This Agreement shall terminate upon the expiration of the ten (10) year term unless extended in writing by the parties. Licensee may terminate this Agreement for non-payment of royalty by giving Licensor ten (10) days notice of default and right to cure. Either party may terminate this Agreement with written notice of termination if the other party is in breach of any covenant hereunder on its part and such other party fails to cure the breach within sixty (60) days of receiving written notice to cure such breach. Termination under this Section shall be effective from the date written notice is delivered to such other party or the date specified in the written notice of termination, whichever is later. Neither party shall be liable to the other for damages of any sort resulting solely from such party terminating this Agreement in accordance with its terms.

     9. Notices. Any notice required or permitted to be given under this Agreement shall be made in writing and shall be deemed to have been given if it is in writing and is delivered in person, sent by same day or overnight courier, or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at its address set forth first above or at such other address as such party may subsequently furnish to the other party by notice hereunder. Notices will be deemed effective on the date of delivery in the case of personal delivery, or two (2) business days after mailing or courier pickup.

     10. Governing Law. This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws of Colorado. The parties hereto submit and agree to the exclusive jurisdiction of the courts of Colorado.

     11. Waiver. No waiver by any party of any term or condition of this Agreement or any breach thereof shall be made effective unless made in writing and signed by the party purporting to give the waiver. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     12. Severability. Any provision of this Agreement which is prohibited or unenforceable shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws of that jurisdiction without invalidating the remaining provisions hereof.

     13. Further Assurances. Each of the parties shall execute all further documents and instruments and do all further and other things as may be necessary to implement and carry out the terms of this Agreement.

     14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     15. Independent Parties. In performing their respective responsibilities under this Agreement, the parties are independent contractors, and this Agreement is not intended to create and shall not be construed to create, a relationship of partner, joint venture, principal and agent or an association for profit between the parties.

     16. Headings and Plurals. The headings herein have been inserted as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any of its provisions. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement their proper meanings.

     17. Entire Agreement. This Agreement and those documents expressly referred to herein embody the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior understandings, communications and agreements between the parties, written or oral, with respect to the subject matter hereof, and all past courses of dealing or industry custom. This Agreement may only be amended, supplemented or modified in a written instrument duly executed by or on behalf of each party hereto. Time is of the essence in this Agreement and for each and every term and condition hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.



Vequity Corporation
Licensee


-------------------------------
By:  //Ronald E. Moitzfield                          Date:  July 1, 2000
Its: Executive Vice-President




//Thomas H. Moore
_______________________________                      Date:  July 1, 2000
Thomas H. Moore
Licensor